UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2002

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and telephone	State of	Employer
File Number	number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc. 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

ITEM 5. OTHER EVENTS

On April 30, 2002, Moody’s Investor Service (Moody’s) placed Washington Gas Light Company’s (Washington Gas) senior debt ratings on review for possible downgrade. The ratings placed under review were Washington Gas’ senior unsecured debt, then rated Aa2 and Washington Gas’ preferred stock, then rated A1. On the same date, Moody’s confirmed the commercial paper ratings of WGL Holdings, Inc. and Washington Gas.

On September 5, 2002, Moody’s downgraded Washington Gas’ senior unsecured debt from Aa2 to Aa3. Moody’s also downgraded Washington Gas’ preferred stock from A1 to A2. Moody’s confirmed the ratings of both Washington Gas and WGL Holdings, Inc. commercial paper, each currently rated Prime-1. Moody’s also stated that the senior securities of Washington Gas remain on review for possible downgrade.

Washington Gas is the natural gas utility subsidiary of WGL Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date September 9, 2002	/s/ Mark P. O’Flynn

Mark P. O’Flynn Controller (Principal Accounting Officer)